For Further Information Contact:
Bert Williams
Vice President, Marketing and Investor Relations
(408) 731-2610

TERABEAM TO CHANGE CORPORATE NAME TO PROXIM WIRELESS

New Ticker Symbol to be “PRXM”

San Jose, CA, September 4, 2007 –Terabeam, Inc. (NASDAQ:TRBM), a leader in core-to-client solutions for broadband municipal wireless networks, today announced that it will change its corporate name to “Proxim Wireless Corporation,” the current name of its largest operating unit.

In connection with the name change, the company will also change its ticker symbol from “TRBM” to “PRXM.”  The company’s stock will continue to trade on the Nasdaq Capital Market.

These changes will be made prior to the open of markets on Monday, September 10, 2007.  The company will continue to be known as Terabeam, Inc. and its ticker symbol will remain “TRBM” through the close of markets on Friday, September 7, 2007.

“As well as being our go-to-market brand, the Proxim Wireless name has been synonymous with innovative wireless networking solutions for many years,” said Robert Fitzgerald, Chief Executive Officer. “With the recent divestiture of our Ricochet service business and the extent to which the name Proxim is recognized as a pioneer and leader in wireless networking solutions, we feel that the time is right to name our corporate parent Proxim Wireless.”

The company’s capital stock and business and operations will not be affected by this name change. No vote of the company’s stockholders is necessary in connection with these changes.  The company’s stockholders will not be required to exchange their Terabeam stock certificates for Proxim Wireless stock certificates.  The Terabeam stock certificates will continue to represent shares of stock of the company.  Stockholders who receive stock certificates after September 10 will receive new Proxim Wireless stock certificates.  After September 10, stockholders with Terabeam stock certificates may exchange those certificates for Proxim Wireless stock certificates through the company’s transfer agent, Registrar and Transfer Company, if they so desire.

About Terabeam
Terabeam, Inc. is a leader in core-to-client solutions for broadband municipal wireless networks. The company’s business is conducted primarily through its Proxim Wireless Corporation subsidiary. Our systems enable a variety of wireless applications including security and surveillance systems, mobile workforce automation and machine-to-machine communications. We have shipped more than 1.5 million wireless devices to more than 200,000 customers worldwide. Additional information about the company can be found at the company’s website located at www.terabeam.com or by contacting the company by telephone at 408-731-2610 or by email at IR@terabeam.com.

Terabeam to Change Corporate Name to Proxim Wireless
September 4, 2007

Safe Harbor Statement
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions.  Terabeam’s actual results may differ materially from the results anticipated in these forward-looking statements.  The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from the ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics and at the times and in the quantities contemplated or desired, which difficulties may be exacerbated by our recent cost savings initiatives; uncertainty about market acceptance of products we introduce; potential long sales cycles for new products such that there may be extended periods of time before new products contribute positively to our financial results; decisions we may make to delay or discontinue efforts to develop and introduce certain new products; time, costs, political considerations, typical multitude of constituencies, and other factors involved in evaluating, equipping, installing, and operating municipal networks; difficulties in predicting Terabeam’s future financial performance; and the impacts and effects of any other strategic transactions Terabeam may evaluate or consummate.  Further information on these and other factors that could affect Terabeam’s actual results is and will be included in filings made by Terabeam from time to time with the Securities and Exchange Commission and in its other public statements.